SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 30, 2003

AdvancePCS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21447	75-2493381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 1200, Irving, Texas 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 524-4700

ITEM 5. Other Events and Required FD Disclosure

On June 30, 2003, AdvancePCS (the “Company”) filed its Form 10-K for its fiscal year ended March 31, 2003. In this filing, the Company included a footnote containing certain condensed consolidating financial information in separate columns for the Company and its guarantor and non-guarantor subsidiaries with respect to the Company’s public debt, as contemplated by Rule 3-10(f) of Regulation S-X . The Company previously included such a footnote in its prior two quarterly filings on Form 10-Q.

The Staff of the Securities and Exchange Commission (the “SEC”) has advised the Company that it believes such footnote should have been provided in the Company’s financial statements filed with the SEC for earlier periods. The Staff of the SEC has also advised the Company that the information provided in that footnote for the fiscal year ended March 31, 2001 should be audited rather than unaudited as presented by the Company in the Form 10-K. Arthur Andersen LLP was the Company’s auditors for the fiscal year ended March 31, 2001. Such footnote information disaggregates financial information previously provided on a consolidated basis into separate columns for the Company and its guarantor and non-guarantor subsidiaries. The information provided in the footnote has no impact on the consolidated financial information of the Company.

The Company is in discussions with the Staff of the SEC to determine the extent to which earlier periods may need to be augmented with similar audited and/or unaudited footnote information. The Staff of the SEC has advised the Company that until this issue is resolved, the Staff will not declare effective any registration statements or post-effective amendments to registration statements. The Company is not restricted from issuing securities upon the exercise of outstanding warrants or options or pursuant to employee benefit plans, nor from secondary offerings or sales of securities under Rule 144.

The Company believes that the disclosure of this footnote information would not provide any additional material information to the Company’s stockholders and noteholders. There can be no assurance as to the outcome of the Company’s discussions with the Staff.

In addition, the Sarbanes-Oxley Act of 2002 requires the CFOs and CEOs of public companies to make certain certifications relating to the financial statements included in SEC filings. Such certifications were not included in the Annual Report on Form 10-K filed by the Company today, but the certifications will be filed once this issue has been resolved with the Staff of the SEC.

Finally, as previously announced, the Company adopted Emerging Issues Task Force release No. 02-16, “Accounting by a Reseller for Cash Consideration Received from a Vendor” in the fourth quarter of fiscal 2003. When the Company provides formulary management services to a customer in conjunction with claims processing, the Company now records rebates and administrative fees received from pharmaceutical manufacturers as a reduction of cost of revenues and the portion of the rebate payable to customers is treated as a reduction of revenue. All prior years have been retroactively reclassified to conform to the presentation for fiscal 2003.

The effect of the adoption had no effect on gross profit, operating income, net income, earnings per share or cash flow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date: June 30, 2003	By:	/s/ David D. Halbert
Name: David D. Halbert Title: Chairman of the Board, President and Chief Executive Officer